Exhibit 10.2

China Information Security Technology, Inc.
Public Offering of Common Stock

January 12, 2010

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

This letter is being delivered to you in connection with the offer and sale, by China Information Security Technology, Inc. (the "Company") of: (a) an aggregate of 3,252,033 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), of which 1,652,033 shares are being purchased from the Company (the "Company Shares") and 1,600,000 shares (together with the Company Shares, the "Offered Shares") are being purchased from Jiang Huai Lin (the "Selling Stockholder"); and (b) warrants (the "Warrants") to purchase up to 813,008 shares of the Common Stock (the "Warrant Shares" and, together with the Offered Shares, the "Shares") to certain purchasers (collectively, the "Purchasers"), pursuant to a Securities Purchase Agreement, dated January 7, 2010, between the Company, the Selling Stockholder and the Purchasers (the "Purchase Agreement") and a letter agreement, dated January 7, 2010, between you and the Company and acknowledged by the Selling Stockholder (the "Placement Agency Agreement"). This letter is delivered to you at the request of the Company pursuant to Section 7(O) of the Placement Agency Agreement.

In order to induce you to enter into the Placement Agency Agreement, each of the undersigned will not, without the prior written consent of Rodman & Renshaw, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Placement Agency Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Rodman & Renshaw, LLC.

Notwithstanding anything to the contrary above, the undersigned shall be permitted to comply with the requirements of the General Terms and Conditions of Credit Arrangements by and between the undersigned and UBS AG, New York Branch ("UBS"), dated July 10, 2008, any and all related agreements, schedules, promissory notes, and other instruments and documents (collectively, the "Credit Agreement Documents"), as may be amended and/or supplemented, including any required pledge, transfer, foreclosure, and/or other disposition of up to 6,000,000 shares of Common Stock to UBS pursuant to the terms and conditions of the Credit Agreement Documents.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Rodman & Renshaw, LLC waives, in writing, such extension.

If for any reason the Placement Agency Agreement, shall be terminated prior to the Closing Date (as defined in the Placement Agency Agreement), the agreement set forth above shall likewise be terminated.

[Remainder of Page Left Blank Intentionally Signature Pages Follow]

Yours very truly,

/s/ Jiang Huai Lin
Jiang Huai Lin

[Signature Page to Lock-up Agreement]